                                                                      EXHIBIT 23


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Time Warner Inc. ("Time Warner") of our reports dated February 23, 2005 with respect to the consolidated financial statements, schedule and supplementary information of Time Warner, Time Warner management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Time Warner, included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 2004:


1) No. 333-53564          6) No. 333-53578                  11) No. 333-102787
2) No. 333-53568          7) No. 333-53580                  12) No. 333-103100
3) No. 333-53572          8) No. 333-65350                  13) No. 333-104134
4) No. 333-53574          9) No. 333-65692                  14) No. 333-104135
5) No. 333-53576         10) No. 333-84858                  15) No. 333-105384
                                                            16) No. 333-116118


                                                         /s/ Ernst & Young LLP
New York, New York
March 9, 2005